Exhibit 23.1

Independent Auditors' Consent

We consent to the incorporation by reference in Registration Statements Nos. 333-98958, 333-92479, 333-43490, 333-48830, 333-72774, 333-122072, 333-122073, 333-129174, 333-136902, 333-136903 of Cree, Inc. on Form S-8 of our report dated June 29, 2007, relating to the consolidated financial statements of Cotco Luminant Device Limited and its subsidiaries as of March 30, 2007 and the period from April 1, 2006 to March 30, 2007 appearing in this Current Report on Form 8-K/A of Cree, Inc.

/s/ Deloitte Touche Tohmatsu
Hong Kong June 29, 2007